SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 15, 2004

(Date of Report (Date of Earliest Event Reported))

iSTAR FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-15371	95-6881527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

(212) 930-9400
(Registrant’s Telephone Number, Including Area Code)

Item 5.                    Other Events

On January 14, 2004, iStar Financial Inc. issued a press release announcing that it has agreed to sell $350 million of 4.875% Senior Notes due 2004 to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A.  A copy of the press release is filed as an exhibit to this report.

Item 7.                    Exhibits

Exhibit Number	Exhibit

99.1	Press release issued on January 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	January 15, 2004	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release.